CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm in this Registration Statement of E-xact Transactions Ltd. on Form SB-2 of our report dated August 13, 1999 (except as to
Note 14 which is as of October 20, 1999), which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Vancouver, British Columbia, Canada
October 20, 1999